Exhibit 5.1

WRITTEN CONSENT FOR THE SHAREHOLDER RESOLUTION
OF LEXON TECHNOLOGIES INC.
IN LIEU OF SPECIAL MEETING

I, Joon Ho Chang as the bona fide holder of 13,600,000 shares on this day October 8, 2009 hereby unequivocally give my written for the following corporate actions of the company.

INCREASE OF AUTHORIZED SHARES

WHEREAS, the company hereby will change the number of authorized shares from the current 100,000,000 to 2,000,000,000.

APPROVAL FOR COMPLETION OF REVERSE MERGER

WHEREAS, the company hereby approves the proposed merger whereby the Company will complete a reverse merger with Paragon Toner Inc by the issuance of shares in return of 100% equity ownership of Paragon Toner Inc. Thereafter, the Company will continue as the surviving company and Paragon Toner Inc. will be dissolved as soon as practicable.

CHANGE OF MANAGERIAL CONTROL TO PARAGON TONER INC.

WHEREAS, the company will effect the following and effectively transfer managerial control to Paragon Toner

a.	The resignation of Mr. Joon Ho Chang and Kyung Hong Hwang as member of the Board of Directors of the Company.
b.	The number of directors will increase from the current 3 to 4 directors of the Board.
c.

The appointment of Mr. James Park, Mr. Bong S. Park and Mr. Yong Won as newly appointed directors the company. Mr. Hyung Soon Lee will remain as a member of the Board but relinquish his position as CEO to Mr. James Park.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

I hereby give my written consent to the above actions. This written consent will be valid for a period of 60 days of the date first written above.

/s/ Joon Ho Chang
Joon Ho Chang

Exhibit 5.1

WRITTEN CONSENT FOR THE SHAREHOLDER RESOLUTION
OF LEXON TECHNOLOGIES INC.
IN LIEU OF SPECIAL MEETING

I, Hyung Soon Lee as the bona fide holder of 28,823,333 shares on this day October 8, 2009 hereby unequivocally give my written for the following corporate actions of the company.

INCREASE OF AUTHORIZED SHARES

WHEREAS, the company hereby will change the number of authorized shares from the current 100,000,000 to 2,000,000,000.

APPROVAL FOR COMPLETION OF REVERSE MERGER

WHEREAS, the company hereby approves the proposed merger whereby the Company will complete a reverse merger with Paragon Toner Inc by the issuance of shares in return of 100% equity ownership of Paragon Toner Inc. Thereafter, the Company will continue as the surviving company and Paragon Toner Inc. will be dissolved as soon as practicable.

CHANGE OF MANAGERIAL CONTROL TO PARAGON TONER INC.

WHEREAS, the company will effect the following and effectively transfer managerial control to Paragon Toner

a.	The resignation of Mr. Joon Ho Chang and Kyung Hong Hwang as member of the Board of Directors of the Company.
b.	The number of directors will increase from the current 3 to 4 directors of the Board.
c.

The appointment of Mr. James Park, Mr. Bong S. Park and Mr. Yong Won as newly appointed directors the company. Mr. Hyung Soon Lee will remain as a member of the Board but relinquish his position as CEO to Mr. James Park.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

I hereby give my written consent to the above actions. This written consent will be valid for a period of 60 days of the date first written above.

/s/ Hyung Soon Lee
Hyung Soon Lee

Exhibit 5.1

WRITTEN CONSENT FOR THE SHAREHOLDER RESOLUTION
OF LEXON TECHNOLOGIES INC.
IN LIEU OF SPECIAL MEETING

I, Kyung Joo Kang as the bona fide holder of 725,000 shares on this day October 8, 2009 hereby unequivocally give my written for the following corporate actions of the company.

INCREASE OF AUTHORIZED SHARES

WHEREAS, the company hereby will change the number of authorized shares from the current 100,000,000 to 2,000,000,000.

APPROVAL FOR COMPLETION OF REVERSE MERGER

WHEREAS, the company hereby approves the proposed merger whereby the Company will complete a reverse merger with Paragon Toner Inc by the issuance of shares in return of 100% equity ownership of Paragon Toner Inc. Thereafter, the Company will continue as the surviving company and Paragon Toner Inc. will be dissolved as soon as practicable.

CHANGE OF MANAGERIAL CONTROL TO PARAGON TONER INC.

WHEREAS, the company will effect the following and effectively transfer managerial control to Paragon Toner

a.	The resignation of Mr. Joon Ho Chang and Kyung Hong Hwang as member of the Board of Directors of the Company.
b.	The number of directors will increase from the current 3 to 4 directors of the Board.
c.

The appointment of Mr. James Park, Mr. Bong S. Park and Mr. Yong Won as newly appointed directors the company. Mr. Hyung Soon Lee will remain as a member of the Board but relinquish his position as CEO to Mr. James Park.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

I hereby give my written consent to the above actions. This written consent will be valid for a period of 60 days of the date first written above.

/s/ Kyung Joo Kang
Kyung Joo Kang